                                                         Exhibit No. EX-99.g.1.a

                            GLOBAL CUSTODY AGREEMENT
                                     BETWEEN
                             JPMORGAN CHASE BANK AND
                              GARTMORE MUTUAL FUNDS

                        Amended as of September 29, 2006

Fund Name

Gartmore Short Duration Bond Fund (formerly Gartmore Morley Capital Accumulation
     Fund)
Gartmore Large Cap Value Fund
Gartmore Small Cap Fund (formerly Nationwide Small Cap Fund)
Gartmore Nationwide Fund
Gartmore Growth Fund
Gartmore Mid Cap Growth Leaders Fund (formerly Gartmore Millennium Growth Fund)
Gartmore S&P 500 Index Fund (formerly Nationwide S&P 500 Index Fund)
Gartmore Money Market Fund
Gartmore Bond Fund
Gartmore Tax-Free Income Fund
Gartmore Government Bond Fund
Gartmore High Yield Bond Fund
Gartmore Value Opportunities Fund
NorthPointe Small Cap Value Fund
Gartmore U.S. Growth Leaders Fund
Gartmore Global Technology and Communications Fund
Gartmore Emerging Markets Fund
Gartmore International Growth Fund
Gartmore Worldwide Leaders Fund
Gartmore Global Health Sciences Fund
Gartmore Global Financial Services Fund
Gartmore Global Utilities Fund
Gartmore Nationwide Leaders Fund
Gartmore Enhanced Income Fund
Gartmore Micro Cap Equity Fund
Gartmore Mid Cap Growth Fund
Gartmore Small Cap Index Fund (formerly Nationwide Small Cap Index Fund)
Gartmore International Index Fund (formerly Nationwide International Index Fund)
Gartmore Bond Index Fund (formerly Nationwide Bond Index Fund)
Gartmore Mid Cap Market  Index Fund  (formerly  Nationwide  Mid Cap Market Index
     Fund)
Gartmore Investor Destinations Aggressive Fund
Gartmore Investor Destinations Moderately Aggressive Fund
Gartmore Investor Destinations Moderate Fund
Gartmore Investor Destinations Moderately Conservative Fund
Gartmore Investor Destinations Conservative Fund
Gartmore U.S Growth Leaders Long-Short Fund (formerly Gartmore Long-Short Equity
     Plus Fund)
Gartmore Convertible Fund
Gartmore China Opportunities Fund
Gartmore Global Natural Resources Fund
Gartmore  Optimal  Allocations  Fund:   Aggressive  (formerly  Actively  Managed
     Aggressive Asset Allocation Fund)
Gartmore Optimal  Allocations Fund:  Moderately  Aggressive  (formerly  Actively
     Managed Moderately Aggressive Asset Allocation Fund)
Gartmore Optimal  Allocations Fund: Moderate (formerly Actively Managed Moderate
     Asset Allocation Fund)
Gartmore  Optimal   Allocations  Fund:   Specialty  (formerly  Actively  Managed
     Specialty Asset Allocation Fund)
NorthPointe Small Cap Growth Fund
Gartmore Small Cap Leaders Fund
Gartmore Hedged Core Equity Fund
Gartmore Small Cap Growth Opportunities Fund
Gartmore Small Cap Value Fund
Gartmore Small Cap Core Fund
Gartmore Market Neutral Fund